UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012

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Autobytel Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2012, Autobytel Inc. ("Company") entered into a Standstill and Voting Agreement dated effective as of August 8, 2012 ("Standstill Agreement") with Mercury Management, L.L.C., Mercury Ventures II, Ltd., Mercury Fund IX, Ltd., Mercury Fund X, Ltd. and Kevin Howe, direct and indirect beneficial holders of the Company's common stock (collectively, "Stockholders").

Background

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on June 2, 2010, the Company entered into a Tax Benefit Preservation Plan with Computershare Trust Company, N.A., as rights agent, effective as of May 26, 2010 ("Plan").  The summary description of the Plan in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on June 2, 2010.

The Board of Directors of the Company ("Board") adopted the Plan to protect stockholder value by preserving important tax assets.  The Company has generated substantial net operating loss carry-forwards and other tax attributes for United States federal income tax purposes ("Tax Benefits") that can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, the Company's ability to use the Tax Benefits will be adversely affected if there is an "ownership change" of the Company as defined under Section 382 of the Internal Revenue Code ("Section 382").  In general, an ownership change will occur if the Company's "5% shareholders" (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.  The Plan was adopted to reduce the likelihood that the Company's use of its Tax Benefits could be substantially limited under Section 382.

The Plan is intended to deter any "Person" (as defined in the Plan) from becoming an "Acquiring Person" (as defined in the Plan) and thereby jeopardizing the Company's Tax Benefits.  In general, an Acquiring Person is any Person, itself or together with all "Affiliates" (as defined in the Plan) of such Person, that becomes the "Beneficial Owner" (as defined in the Plan) of 4.90% ("Plan Limit") or more of the Company's outstanding "Common Stock" (as defined in the Plan).  Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person's ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company's Tax Benefits or is otherwise in the best interests of the Company.  The Board does not have any obligation, implied or otherwise, to grant such an exemption under the Plan ("Plan Exemption").
On August 7, 2012, Mercury Management, L.L.C., a Texas limited liability company ("Mercury") notified the Company that various investment funds managed by Mercury ("Mercury Funds") held, in the aggregate, approximately 400,000 shares of Common Stock, or approximately 4.5% of the outstanding Common Stock. Mercury requested that the Board consider exercising its discretionary authority under the Plan to deem Mercury and its Affiliates not to be an Acquiring Person and to grant a Plan Exemption for Mercury and its Affiliates to beneficially own not more than 7.5% of the outstanding Common Stock. The Board considered Mercury's request and granted Mercury and its Affiliates a Plan Exemption, subject to and in reliance upon the Stockholders entering into and remaining in compliance with the terms and conditions set forth in the Standstill Agreement.

Summary Description of the Standstill Agreement
This summary description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Under the Standstill Agreement, the Stockholders agreed (i) that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholders shall vote (or cause to be voted) any and all shares of Common Stock Beneficially Owned by the Stockholders ("Shares") in accordance with the recommendations of, or instructions provided by, the Board; and (ii) granted representatives of the Company irrevocable proxies to vote the Shares in accordance with such instructions.
In addition to the foregoing voting agreement and proxies, the Stockholders agreed that they will not, in any manner, directly or indirectly, (except (i) pursuant to a negotiated transaction approved by the Board; (ii) as may otherwise be approved by the Board; or (iii) as may otherwise be permitted by the Standstill Agreement):
•
make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any subsidiary or other Affiliate or Associate (as defined in the Plan) of the Company, (ii) any Company Acquisition Transaction (as defined in the Standstill Agreement), or (iii) any "solicitation" of "proxies" (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company, or take any action which might force the Company to make a public announcement regarding any of these types of matters;

•	nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;
•	request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of standstill provisions of the Standstill Agreement;
•	agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in the standstill provisions of the Standstill Agreement;
•	assist, induce or encourage any other person to take any action referred to in the standstill provisions of the Standstill Agreement; or
•	enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in the standstill provisions of the Standstill Agreement.
The Standstill Agreement allows the Stockholders as a group to acquire Beneficial Ownership of additional shares of Common Stock ("Additional Shares") as long as (i) the Beneficial Ownership of the Stockholders as a group does not exceed 7.5% of the outstanding Common Stock at the time of the acquisition of Beneficial Ownership of the Additional Shares; (ii) the Stockholders have complied with and are in compliance with all of the provisions of the Standstill Agreement at all times prior to and as of the acquisition  of any  Additional Shares;  (iii)  the representations  and warranties of the Stockholders in  the  Standstill  Agreement

shall be true, accurate and complete as if made as of the date of any such acquisition of Additional Shares; (iv) the acquisition of Additional Shares would not result in Mercury, any one Stockholder, its Affiliates or any investors in the Mercury Funds or the Stockholders, their Affiliates or any investors in the Mercury Funds, individually or as a group, constituting more than one (1) "5% shareholder" of the Company for purposes of Section 382; and (v) the Additional Shares are acquired only by Mercury Fund X, Ltd.

During the term of the Standstill Agreement, (i) no transfers of shares of Common Stock between and among Stockholders shall be permitted if, as a result of any such transfer, any Stockholder shall become the Beneficial Owner of Shares in an amount that would result in such Stockholder being a second "5% shareholder" of the Company among the Stockholders for purposes of Section 382; (ii) no Stockholder will permit any investor in an Mercury Fund to acquire interests in any other Mercury Fund if as a result of such acquisition such investor would become a "5% shareholder" of the Company for purposes of Section 382; and (iii) no Stockholder will sell or otherwise transfer any Beneficial Ownership in any shares of Common Stock to any person not a party to the Standstill Agreement except (1) in open market transactions on the NASDAQ Global Stock Market or on such principal stock exchange as the Common Stock is then listed for trading; or if the Common Stock is not listed on any stock exchange at the time, then in transactions effected through trading on an inter-dealer quotation system if the Common Stock is then quoted on such a system, and if not, then through trading on over-the-counter bulletin boards or "pink sheets"; or (2) in private transactions and only if any such private transaction is not to any person or group who the Stockholder reasonably believes after due inquiry Beneficially Owns or as a result of such transaction would Beneficially Own more than 4.9% of the then outstanding Common Stock.

The Standstill Agreement will remain in effect until the earliest to occur of the following (as a result of which the Standstill Agreement shall immediately terminate) (i) at any time by written consent of each of the Stockholders and the Company; (ii) automatically upon the termination of the Plan whether by the Board or upon its own terms, unless a substitute or successor tax benefit preservation or other stockholder rights plan is implemented, in which case the Standstill Agreement shall not terminate; (iii) upon the delivery to the Company of a certification executed by an authorized officer of each of the Stockholders, certifying that the Stockholders (together with their Affiliates and Associates) collectively Beneficially Own less than 4.9% of the then-outstanding shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

    (d)        Exhibits
10.1	Standstill and Voting Agreement, effective as of August 8, 2012, by and between Autobytel Inc. and Mercury Management, L.L.C., Mercury Ventures II, Ltd., Mercury Fund IX, Ltd., Mercury Fund X, Ltd. and Kevin Howe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 14, 2012
Autobytel Inc.

By:  /s/ Glenn E. Fuller
      Glenn E. Fuller
Executive Vice President, Chief Legal and
Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1
Standstill and Voting Agreement, effective as of August 8, 2012, by and between Autobytel Inc. and Mercury Management, L.L.C., Mercury Ventures II, Ltd., Mercury Fund IX, Ltd., Mercury Fund X, Ltd. and Kevin Howe

7